Exhibit 10(a)

1988 STOCK OPTION PLAN FOR KEY EMPLOYEES OF OLIN CORPORATION AND SUBSIDIARIES (As Amended Through January 30, 2003)

1. Purpose of the Plan. The general purpose of the 1988 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries (the “Plan”) is to aid in attracting, maintaining and developing a management capable of assuring the future success of Olin Corporation (“Olin”) by providing to key employees of Olin and its subsidiaries additional incentive to enlarge their proprietary interest in Olin, to continue and increase their efforts on Olin’s behalf and to remain in the employ of Olin or its subsidiaries.

2. Shares Subject to the Plan. Options may be granted from time to time under the Plan in respect of an aggregate of not exceeding 1,100,000 shares of Common Stock of Olin (subject to the provisions in paragraph 15 hereof). If any option granted under the Plan shall expire or terminate for any reason other than its surrender pursuant to paragraph 7 (including, without limitation, by reason of its surrender or cancellation, in whole or in part, or the substitution therefor of a new option) without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have been terminated) again be available for other options to be granted under the Plan.

3. Administration of the Plan. The Plan shall be administered by a Committee on Stock Options (the “Committee”) appointed by the Board of Directors of Olin and consisting of not less than three of those members of the Board of Directors who are not eligible to participate in the Plan or who shall have advised the Board of Directors in writing that they irrevocably waive any rights under the Plan.

The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the purchase price of the Common Stock covered by each option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including, if the Committee shall determine that a particular option is to conform to the requirements of any provision of the Internal Revenue Code as amended from time to time, such terms and provisions (and amendments) as shall be requisite in the judgment of the Committee to provide therefor or to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee’s determination on the foregoing matters shall be conclusive.

The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. A decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may designate the Secretary of Olin or other employees of Olin to assist the Committee in the administration of the Plan and may grant authority to such persons to execute option agreements or other documents on behalf of the Committee.

4. Eligibility; Factors to be Considered in Granting Options. Options may be granted only to regular employees (including officers) of Olin and of its present and future subsidiary corporations (“subsidiaries”). A Director of Olin or of a subsidiary who is not also such an employee will not be eligible to receive an option. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of Olin, and such other factors as the Committee in its discretion shall deem relevant. An employee who has been granted an option under the Plan or under any prior stock option plan of Olin may be granted an additional option or options if the Committee shall so determine. Nothing contained in the Plan shall be construed to limit the right of Olin to grant or assume options otherwise than under the Plan in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business and assets of any corporation, firm or association, including options granted to employees thereof who become employees of Olin or a subsidiary, or for other proper corporate purposes.

5. Option Prices. The purchase price of the Common Stock covered by each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the time of granting the option. Such fair market value shall be determined by the Committee and shall be taken at no less than the mean of the high and low sales prices of the Common Stock as reported on the consolidated transaction reporting system for New York Stock Exchange issues on such date or, if the Common Stock was not traded on such date, on the first preceding day on which the Common Stock was traded.

6.	Exercise of Options. The Committee shall have authority in its discretion to prescribe in any option agreement that the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments at such times during said term as the Committee may determine. An option may be exercised, at any time or from time to time during the term of the option, as to any or all full shares which have become purchasable under the provisions of the option but not less than 25 shares at any one time. The option price shall be paid in full in cash or its equivalent at the time the option is exercised; provided, however, that the Committee may elect to permit such option price to be paid in shares of Common Stock of Olin, or a combination of cash and shares of Common Stock of Olin, the fair market value of such Common Stock to be determined for such purpose in such manner as shall be selected by the Committee, but not at more than the mean of the high and low sales prices of the Common Stock as reported on the consolidated transaction reporting system for New York Stock Exchange issues on the date on which the optionee’s written notice of exercise is received by Olin, or if the Common Stock was not traded on such day, on the first preceding day on which the Common Stock was traded. The term of each option shall be not more than ten years from the date of granting thereof, or such shorter period as is prescribed in paragraphs 11, 13 and 14 hereof. Except as provided in said paragraphs 11, 13 and 14 hereof, no option may be exercised at any time unless the holder thereof is then a regular employee of Olin or one of its subsidiaries. The holder of an option shall not have any of the rights of a stockholder with respect to the shares covered by his or her option until such shares shall be issued to him or her upon the due exercise of the option.

In lieu of requiring an optionee to pay in cash such federal, state or local income taxes as may be applicable to exercise of an option (“withholding taxes”), the Committee may elect to permit withholding taxes to be paid by the optionee in shares of Common Stock of Olin or in a combination of cash and shares of Common Stock of Olin, the fair market value of such Common Stock to be determined for such purpose as provided in the next preceding paragraph with respect to the use of Common Stock of Olin in payment of the option price.

Shares delivered in payment of an option price or for withholding taxes may be shares withheld by Olin upon exercise of an option or shares already owned by the optionee.

7.	Stock Appreciation Rights. The Committee shall have the authority in its discretion to grant a stock appreciation right (“SAR”) to an optionee which shall relate to and have the same terms and conditions as a specific option granted to the optionee under the Plan (the “related option”) together with such additional terms and conditions, if any, as the Committee in its discretion may prescribe. An SAR may be granted at the same time as the related option granted or, except as otherwise provided herein, at any time thereafter prior to the last day on which the related option may be exercised. Each SAR shall be evidenced by written agreement in such form as the Committee shall approve. An SAR shall entitle the optionee, upon surrender of an exercisable related option or an exercisable portion thereof, to receive a payment, at the election of the Committee in cash, shares of Common Stock of Olin (and such other shares as may be deliverable as a result of an adjustment pursuant to paragraph 15 (“adjustment shares”)) or a combination of cash and shares of Common Stock of Olin (and adjustment shares) equivalent to the appreciated value of the shares that the optionee would have been entitled to purchase pursuant to the related option or portion thereof surrendered. Such appreciated value shall be the difference between the option price of such shares (as adjusted pursuant to paragraph 15) and the fair market value of such shares (as defined in paragraph 5) on the date on which the optionee’s notice of exercise is received by Olin. If all or a portion of such payment is made in shares of Common Stock of Olin (or adjustment shares), the shares shall be valued for purposes of such payment at their fair market value, as defined in paragraph 5, on the date on which the optionee’s written notice of exercise is received by Olin. No fractional shares shall be issued as a result of exercising an SAR.

An SAR shall be exercisable only during the period when the related option is also exercisable. In no event shall an SAR or the related option held by an optionee who is subject to the limitations of Section 16(b) of the Securities Exchange Act be exercisable during the first six months following its date of grant, provided that this restriction shall not apply in the event of the death or disability of the optionee prior to the expiration of such six-month period. If an SAR is exercised, the related option shall cease to be exercisable to the extent of the number of shares with respect to which the SAR was exercised. Upon the exercise or termination of a related option, the SAR granted with respect thereto shall terminate to the extent of the number of shares as to which the related option was exercised or terminated.

In lieu of requiring an optionee to pay cash and receive certificates for shares of Common Stock of Olin (and adjustment shares) upon the exercise of an option, if the option agreement so provides, initially or by amendment, the Committee may elect to require the optionee to surrender the option to Olin for cancellation as to all or any portion of the number of shares covered by the intended exercise and receive in exchange for such surrender a payment, at the election of the Committee, in cash, in shares of Common Stock of Olin (and adjustment shares), or a combination of cash and shares of Common Stock of Olin (and adjustment shares) equivalent to the appreciated value of the shares covered by the option surrendered for cancellation. Such appreciated value shall be the difference between the option price of such shares (as adjusted pursuant to paragraph 15) and the fair market value of such shares, as defined in paragraph 5, on the date on which the optionee’s notice of exercise is received by Olin. If all or any part of such payment shall be in shares of Common Stock of Olin (or adjustment shares), the shares shall be valued for purposes of such payment at their fair market value, as defined in paragraph 5, on the date on which the optionee’s notice of exercise is received by Olin. Upon delivery to Olin of a notice of exercise of option, the Committee may avail itself of its right to require the optionee to surrender the option to Olin for cancellation as to shares covered by such intended exercise. The Committee’s right of election shall expire, if not exercised, at the close of business on the fifth business day following the delivery to Olin of such notice. Should the Committee not exercise such right of election, the delivery of the aforesaid notice of exercise shall constitute an exercise by the optionee of the option to the extent therein set forth, and payment for the shares covered by such exercise shall become due immediately.

8.	Change in Control. In the event of a Change in Control of Olin, as defined below, each option then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise of such option in installments and unless an SAR shall already have been granted with respect to such option, the optionee shall be deemed to hold an SAR related to such option, exercisable in accordance with and subject to all of the terms and conditions of the first two paragraphs of paragraph 7, for the number of shares exercisable under such option after giving effect to such acceleration. Such SAR may, but need not be, evidenced by separate written agreement. For the purposes of this paragraph 8, a Change in Control shall mean the occurrence of any one of the following events:

(i) individuals who, on November 1, 2002, constitute Olin’s Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of Olin’s Board of Directors; provided that any person becoming a director subsequent to November 1, 2002, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of Olin in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of Olin as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than Olin’s Board of Directors shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Olin representing 20% or more of the combined voting power of Olin’s then outstanding securities eligible to vote for the election of Olin’s Board of Directors (the “Olin Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of Olin Voting Securities by Olin or any of its subsidiaries, (B) the acquisition of Olin Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by Olin or any of its subsidiaries, (C) the acquisition of Olin Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) the acquisition of Olin Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Olin or any of its subsidiaries (a “Reorganization”) or sale or other disposition of all or substantially all of the assets of Olin to an entity that is not an affiliate of Olin (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of Olin (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Olin Voting Securities that were outstanding immediately prior to such Reorganization or

Sale (or, if applicable, is represented by shares into which such Olin Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Olin Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by Olin’s Board of Directors of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above being deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of Olin approve a plan of complete liquidation or dissolution of Olin.

Notwithstanding the foregoing, the acquisition by any person of beneficial ownership of 20% or more of the combined voting power of Olin Voting Securities solely as a result of the acquisition of Olin Voting Securities by Olin which reduces the number of Olin Voting Securities outstanding shall be deemed not to result in a Change in Control; provided, however, that if such person subsequently becomes the beneficial owner of additional Olin Voting Securities that increases the percentage of outstanding Olin Voting Securities beneficially owned by such person, a Change in Control of Olin shall then be deemed to occur.

9. Employee’s Agreement to Serve. Each employee receiving an option shall, as one of the terms of the option agreement, agree that he or she will, during employment, devote his or her entire time, energy and skill to the service of Olin or a subsidiary and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of, or other reasons satisfactory to, Olin and its subsidiaries. Such employment shall (subject to the terms of any contract between Olin or any such subsidiary and such employee) be at the pleasure of Olin or such subsidiary, and shall be at such compensation as Olin or such subsidiary shall determine from time to time. Upon termination of such employee’s employment either (a) for cause or (b) voluntarily on the part of the employee and without the written consent of Olin, any option or options held by him or her under the Plan, to the extent not theretofore exercised, shall forthwith terminate. Retirement pursuant to any retirement plan of Olin or of a subsidiary shall be deemed to be a termination of employment with Olin’s consent.

10. Non-transferability of Options. No option granted prior to February 23, 1995 under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder thereof, only by him or her. For options granted on or after February 23, 1995, the preceding sentence shall not apply and the following sentences shall apply: No option granted under the Plan on or after February 23, 1995 shall be transferable otherwise than by will or the laws of descent and distribution, except an option may be transferred by gift to any member of the optionee’s immediate family or to a trust for the benefit of one or more of such immediate family members if prior to its granting the Committee shall have adopted a resolution indicating that such option is transferable. During the lifetime of an optionee, an option shall be exercisable only by the optionee unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Paragraph 10 an optionee’s “immediate family” shall mean the optionee’s spouse, children and grandchildren.

11. Termination of Employment. In the event the employment of an employee to whom an option has been granted under the Plan shall be terminated (otherwise than by reason of death), such option may, subject to the provisions of the next to last sentence of paragraph 9 and to the provisions of paragraph 12, be exercised (to the extent of the number of shares that the employee was entitled to purchase under such option at the termination of employment) at any time within three months after such termination (which three-month period may be extended by the Committee), but in no event shall such three-month period or any such extension permit the exercise of an option after the expiration date of the option specified in the option agreement therefor. Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of Olin or of a subsidiary. Nothing in the Plan or in any option granted pursuant thereto shall confer on any employee any right to continue in the employ of Olin or any of its subsidiaries or affect in any way the right of Olin or any of its subsidiaries to terminate his or her employment at any time.

12. Conditions to Enjoyment of Options. The following conditions shall apply to the grant and exercise of options:

(i) The optionee shall not render services to any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee or, if delegated to the Chief Executive Officer, in the judgment of such Officer, is or becomes competitive with Olin or any subsidiary, or which is or becomes otherwise prejudicial to or in conflict with the interests of Olin or any subsidiary. Such judgment shall be based on the optionee’s positions and responsibilities while employed by Olin or any subsidiary, the optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between Olin or a subsidiary and the other organization or business, the effect on customers, suppliers and competitors of the optionee’s assuming the post-employment position, the guidelines established in the then current edition of Olin’s Code of Business Conduct, and such other considerations as are deemed relevant given the applicable facts and circumstances.

The optionee shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the optionee or a greater than 10% equity interest in the organization or business.

(ii) The optionee shall not, without prior written authorization from Olin, disclose to anyone outside Olin, or use in other than Olin’s business, any secret or confidential information, knowledge or data, relating to the business of Olin or a subsidiary in violation of his or her agreement with Olin or the subsidiary.

(iii) The optionee, pursuant to his or her agreement with Olin or a subsidiary, shall disclose promptly and assign to Olin or the subsidiary all right, title, and interest in any invention or idea, patentable or not, made or conceived by the optionee during employment by Olin or the subsidiary, relating in any manner to the actual or anticipated business, research or development work of Olin or the subsidiary and shall do anything reasonably necessary to enable Olin or the subsidiary to secure a patent where appropriate in the United States and in foreign countries.

Notwithstanding any other provision of the Plan, the Committee in its sole discretion, which may be delegated to the Chief Executive Officer of Olin, may cancel any option at any time prior to the exercise thereof, if the employment of the optionee shall be terminated, other than by reason of death, unless the conditions in this paragraph 12 are met.

Failure to comply with the conditions of this paragraph 12 prior to, or during the six months after, any exercise shall constitute a rescission of the exercise. The difference between the fair market value (as defined in paragraph 5) on date of exercise of the shares exercised and the option price shall be returned to Olin by the optionee, in cash, within 10 days after notice of the rescission has been given to the optionee by Olin’s Chief Executive Officer, chief legal officer or chief personnel officer. Such notice may be given at any time within two years of the date of exercise.

Upon exercise of an option, the optionee shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan.

13. Death of an Employee. If an employee to whom an option has been granted under the Plan shall die while employed by Olin or a subsidiary or after the termination of such employment, such option may, subject to the provisions of the next to the last sentence of paragraph 9 and to the provisions of paragraph 12, be exercised by the legatee or legatees of the employee under his or her last will, or by his or her personal representatives or distributees, as follows: if an employee dies while so employed, at any time within one year after the employee’s death (which one-year period may be extended by the Committee), to the extent of the remaining shares covered by such option, whether or not such shares had become purchasable by the employee at the date of his or her death; and if an employee dies after termination of employment and within the period an option remains exercisable, at any time within the longer of (i) the period that he or she could have exercised the option had he or she not died or (ii) one year after the date of death (which one-year period may be extended by the Committee), in either case, to the extent of the number of shares purchasable by such employee pursuant to the provisions of paragraph 11 at the date of his or her death. Notwithstanding the provisions of this paragraph 13, no option shall be exercisable after the expiration date specified in the option agreement therefor.

14. Disability of an Employee. If an employee to whom an option has been granted under the Plan shall become totally and permanently disabled, as that term is now defined in Section 105(d)(4) of the Internal Revenue Code, as such Section may be amended from time to time, and the employee’s employment with Olin or a subsidiary is terminated as a result, such option may be exercised by such employee within one year after the date of termination of employment, provided that no option shall be exercisable after the expiration date specified in the option agreement therefor nor for more shares than that which could have been purchased thereunder on the date of termination of employment.

15. Adjustments upon Changes in Capitalization. In the event of any change in the outstanding Common Stock of Olin by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distributions to common shareholders other than cash dividends, the numbers, class and prices of shares covered by outstanding options granted under the Plan and the aggregate number and class of shares available under the Plan, shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Without limiting the foregoing, in the event of any split-up, split-off, spin-off or other distribution to shareholders of shares representing a part of Olin’s business, properties and assets, the Committee may, with the consent of an optionee, modify an outstanding option or options so that such option or options shall thereafter relate to shares of Common Stock of Olin and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to shareholders of Olin in the same ratio in which holders of the Common Stock of Olin became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed.

16. Effectiveness of the Plan. The Plan became effective on April 28, 1988.

17. Time of Granting of Options. The granting of an option pursuant to the Plan shall take place on the date established by the Committee. However, no option may be exercised if the employee to whom the option is granted shall fail to execute and deliver a copy of the option agreement to the Committee or Olin within 60 days after delivery of the option agreement to such employee.

18. Consent of Employee. Every employee who accepts an option under the Plan shall be bound by the terms and restrictions of the Plan and his or her acceptance of an option shall constitute an agreement between him or her and Olin and its subsidiaries and any successors in interest to any of them.

19. Termination and Amendment. Unless the Plan theretofore has been terminated as hereinafter provided, it shall terminate on, and no option shall be granted thereunder after, April 30, 1998. The Board of Directors of Olin may at any time prior to that date terminate the Plan, or make such modification thereof as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval by shareholders of Olin, (a) increase the maximum number of shares for which options may be granted under the Plan, (b) change the manner of determining the minimum option prices, other than to change the manner of determining the fair market value of the Common Stock as stated in paragraph 5 above to conform to any then applicable provisions of the Internal Revenue Code or regulations thereunder, or (c) increase the period during which options may be granted. No termination, modification or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option.

20. Incentive Stock Option Limitation. The aggregate fair market value (determined at the time an option is granted) of Common Stock of Olin with respect to which incentive stock options (as defined in Section 422A of the Internal Revenue Code) are exercisable for the first time by an individual during any calendar year (under the Plan and any other stock option plan of the individual’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.